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                                                            EXHIBIT NO. 10.10


                                AMENDMENT NO. 5

                                       TO

                          LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 5 ("Amendment No. 5") is entered into as of October 17, 1996, by and between NATIONAL RECORD MART, INC. ("Borrower") and FLEET CAPITAL CORPORATION ("Lender").


                                   BACKGROUND
                                   ----------

        Borrower and Lender are parties to a Loan and Security Agreement dated June 11, 1993 (as amended by that certain (a) letter agreement dated January 12, 1995; (b) letter agreement dated February 24, 1995; (c) letter agreement dated September 8, 1995; (d) Waiver and Amendment No. 4 dated July 19, 1996 and as same may be further amended, modified, restated or supplemented from time to time, the "Loan Agreement") pursuant to which Lender provides Borrower with certain financial accommodations.

        Borrower has requested that Lender amend the Loan Agreement to (i) increase the total credit facility and (ii) amend certain financial covenants and Lender is willing to do so on the terms and conditions hereafter set forth.

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

        2.      Amendment to Loan Agreement.

                (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the following definitions in their entirety to provide as follows:

                        Bank - Fleet National Bank.

                        Capital Expenditures - expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                        Cash Flow - for any period, an amount equal to (i) Adjusted Net Earnings from Operations of Borrower, plus
                        (ii) amounts




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                        attributable to depreciation and amortization which were
                        deducted in determining Adjusted Net Earnings form Operations for such fiscal period; plus (iii) amounts contributed to the equity of Borrower during such fiscal period; plus (iv) any subordinated loans or advances made to Borrower during such fiscal period, minus (v) any non-financed Capital Expenditures made during such fiscal period, minus (vi) all Distributions paid during such fiscal period and minus (vii) scheduled repayments of principal on Indebtedness for Money Borrowed other than Revolving Credit Loans for such fiscal period.

                        Maximum Revolving Amount - Twenty-Six Million Dollars ($26,000,000).

                        Note - the secured promissory note executed by Borrower in favor of Lender in substantially the form of Exhibit A to this Agreement.

                        (b) The introductory paragraph of Section 2 of the Loan Agreement is hereby amended by deleting "SEVENTEEN MILLION DOLLARS ($17,000,000)" and inserting "TWENTY-SIX MILLION DOLLARS ($26,000,000)" in its place and stead.

                        (c) Section 3.1(B) of the Loan Agreement is hereby deleted in its entirety and "Intentionally Omitted" is inserted in its place and stead.

                        (d) Section 9.2(L) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                                (L) Capital Expenditures - Make Capital
                                Expenditures in any Fiscal Year commencing with Fiscal Year ending March 31, 1998 (including, without limitation, by way of capitalized leases) in excess of the lesser of (a) 50% of projected EBITDA (as defined under GAAP) for such Fiscal Year as set forth in the Projections for such Fiscal Year or (b) 60% of actual EBITDA (as defined under GAAP) for the preceding Fiscal Year as set forth in the audited financial statements of Borrower and its Subsidiaries as at the end of such Fiscal Year.

                        (e)     A new subsection (Z) is hereby added to Section
9.2 of the Loan Agreement at the end thereof:

                                (Z) Retail Store Openings. Open more than six
                                (6) new retail store locations during the period commencing on October 1, 1996 through and including the last day of the Fiscal Year ended March 31, 1997.

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     (f)  Section 9.3 of the Loan Agreement is hereby amended in its entirety to provide as follows:

     During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to in writing, it shall:

          (A) Minimum working Capital - Maintain Working Capital of not less than (a) $250,000 during the period commencing September 1, 1996 through and including November 30, 1996 and (b) $1,500,000 at all times thereafter.

          (B) Minimum Adjusted Tangible Net Worth - Maintain at the end of each month commencing with the month ended December 31 1996, a Minimum Adjusted Tangible Net Worth of not less than $10,000,000 during the Fiscal Year ended March 31, 1997, which amount shall be increased by $250,000 on the last day of such Fiscal Year and on the last day of each Fiscal Year thereafter.

          (C) Current Ratio. Maintain at the end of each month commencing with the month ended December 31, 1996, a ratio of Current Assets to Current Liabilities of not less than 1.03 to 1.00.

          (D) Cash Flow. Achieve Cash Flow of not less than $250,000 for (i) the fiscal quarter ended December 31, 1996, (ii) for the two fiscal quarters ended March 31, 1997, (iii) for the three fiscal quarters ended June 30, 1997 and (iv) for each fiscal quarter thereafter, measured on a rolling four quarter basis ending on the last day of such fiscal quarter.

     (g)  Exhibit a to this Amendment No. 5 is hereby added to the Loan
Agreement.

     3. Conditions of Effectiveness. This Amendment No. 5 shall become effective upon satisfaction of the following conditions precedent: (i) Lender shall have received (a) four (4) copies of this Amendment No. 5 executed by Borrower; (b) a duly executed Second Amended and Restated Revolving Credit Note;
(c) evidence of the authorization by the Board of Directors of Borrower of the execution of this Amendment No. 5; (d) an acknowledgement from NRM Investment, Inc. ("NRM") of the continuing validity of the Subordination Agreement dated May 9, 1996 between Lender and NRM; and (e) such other certificates, instruments, documents and agreements as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel, and
(ii) Lender

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shall have received (a) payment of a $20,000 line increase fee from Borrower and (b) payment of all legal fees and expenses incurred by Lender in connection with the preparation and negotiation of this Amendment No. 5.

     4. Representations and Warranties. Borrower hereby represents and warrants as follows:

         (a) This Amendment No. 5 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

         (b) Upon the effectiveness of this Amendment No. 5, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 5.

         (c) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

         (d) No Default or Event of Default would exist after giving effect to this Amendment No. 5.

     5.  Effect on the Loan Agreement.

     (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

     (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment No. 5 shall not operate as a waiver of any other right, power or remedy of Lender, nor constitute a waiver of any other provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6. Governing Law. This Amendment No. 5 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     7. Headings. Section headings in this Amendment No. 5 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 5 for any other purpose.

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     8.  Counterparts.  This Amendment No. 5 may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the day and year first written above.

                                           NATIONAL RECORD MART, INC.


                                           By: /s/THERESA CARLISE
                                               -----------------------------
                                           Name:  Theresa Carlise
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                           FLEET CAPITAL CORPORATION


                                           By: /s/TIMOTHY G. JOHNSON
                                               -----------------------------
                                           Name:  Timothy G. Johnson
                                           Title: Vice President


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